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                                    Exhibit J

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 4 to the Registration Statement on Form N-1A (the "Registration Statement") of our report dated April 29, 1999, relating to the financial statements and financial highlights of the Mason Street Funds, Inc., which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Prospectus and to the reference to us under the headings "Independent Certified Public Accountants" and "Financial Statements" in such Statement of Additional Information.

      We also consent to the use in such Statement of Additional Information of our report dated April 29, 1999, relating to the balance sheets of the Index 400 Stock Fund and Small Cap Growth Stock Fund (constituting two series of the Mason Street Funds, Inc.) which appear in such Statement of Additional Information.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 25, 1999